EXHIBIT 10.30

Lease,  dated Dec.8, 1999, between

                                                            PARAMUS PLAZA IV ASSOCIATES

                         having an office at     12 Route 17 North, Paramus, NJ 07652      (herein called “the Landlord”),and

                                                            NU VIM INCORPORATED

                         having an office at      12 Route 17 North,  Paramus, NJ    07652

(herein called ‘‘the Tenant”),

Witnesseth:

          FIRST.  Demise of Premises, Term and Rent.  The Landlord does hereby lease and demise to the Tenant, and the Tenant does hereby hire and take from the Landlord, subject and subordinate to the underlying first mortgages (as defined in Article Thirteenth hereof), and upon and subject to the covenants, agreements, terms, provisions and conditions of this Lease, for the term hereinafter stated, the space(s) substantially as shown hatched on the diagram(s) attached hereto as Exhibit A and designated as Second Floor of the building known as Paramus Plaza IV (herein called “the Building”), situated upon a plot of land (herein called “the Land”) in the Borough of Paramus together with all fixtures, equipment, improvements, installations and appurtenances which at the commencement of or during the term of this Lease are thereto attached (except items not deemed to be included therein and removable by the Tenant as provided in Article Fourth hereof); which space(s), fixtures, equipment, improvements, installations and appurtenances are herein sometimes called “the premises.”

          The term of this Lease shall commence on December 1,1999 (subject to Article Second hereof) or on such earlier date as the Tenant shall occupy the space(s) above designated with the consent of the Landlord (such date for the commencement of the term hereof being herein called “the term commencement date”)and shall end on November 30, 2002 or on such earlier date upon which said term may expire or be terminated pursuant to any of the conditions of limitation or other provisions of this Lease or pursuant to law.

          The premises shall be used for the following, but no other, purpose, namely:

General Offices

          The rent reserved under this Lease for the term hereof shall be and consist of (a) fixed rent, as follows:

          SEE RENT SCHEDULE ATTACHED.

Rentable Area:	2,572	r.s.f.
15% Common:	- 386	s.f.

Usable Area:	2,186	s.f.

payable in equal monthly installments in advance on the first day of each and every calendar month of each and every period of the term hereof for which fixed rent is reserved as aforesaid (except that, if the term commencement date shall be other than the first day of a calendar month, the first monthly installment of fixed rent, apportioned for the part month in question, shall be payable on the term commencement date and except that the Tenant shall pay, upon the execution of this Lease by the Tenant, $ 4,179.50 to be applied against the first installment or installments of fixed rent coming due hereunder), plus (b) the additional rent hereunder payable as hereinafter provided; all to be paid to the Landlord, at its office, or at such other place or places as the Landlord shall designate to the Tenant, in lawful money of the United States of America.

          The Tenant does hereby covenant and agree to pay the fixed rent, additional rent as and when the same shall become due and payable as herein provided, without demand therefor, and without any setoff or deduction whatsoever except as may be otherwise expressly provided in this Lease, and to keep, observe and perform, and to permit no violation of, each and every of the covenants, agreements, terms, provisions and conditions herein contained on the part of the Tenant to be kept, observed and performed.

          SECOND.  Completion and Occupancy.  The Tenant has examined and shall accept the premises in their existing condition and state of repair and understands that no work is to be performed by the Landlord in connection therewith except such work, if any, as the Landlord may be required to do by the terms hereof in the layout or finish of the premises. If the Landlord shall be required by the terms hereof to do any work in the layout or finish of the premises, the Landlord, either through its own employees or through a contractor or contractors to be engaged by it for such purpose, will proceed with due dispatch, subject to delay by causes beyond its reasonable control and to the vacating and surrendering of the premises by any present occupant thereof, to do all of such work during regular working hours and will exercise all reasonable efforts to complete all of such work not later than the specific date hereinabove designated for the commencement of the term hereof. If the Landlord is required by the terms hereof to do any such work without expense to the Tenant and the cost of such work is increased due to any delay resulting from any act or omission of the Tenant, its agents or employees, the Tenant shall pay to the Landlord an amount equal to such increase in cost.

          Unless otherwise specifically provided herein, if the premises shall not be available for occupancy by the Tenant on the specific date hereinabove designated for the commencement of the term hereof for any reason, including noncompletion by the Landlord of such work as it shall be required by the terms hereof to do in connection with the layout or finish of the premises, then this Lease shall not be affected thereby but, in such case, said specific date shall be deemed to be postponed until the date when the premises shall be available for occupancy by the Tenant, provided, however, that there shall be no such postponement of said specific date for any period of delay in the availability of the premises for occupancy by the Tenant which shall be due to (a) any act or omission of the Tenant, its agents or employees, including, without limitation, delays due to changes in or additions to any work to be done by the Landlord as aforesaid or delays in submission of information, approving working drawings or estimates or giving authorizations or approvals, (b) any additional time for completion of such work which may be required because of the inclusion in such work of any work, which may hereinafter be defined as “Special Work,” or (c) the noncompletion by the Landlord of any work, whether in connection with the layout or finish of the premises or otherwise, which the Landlord is not required to do by the terms hereof until after the term commencement date, it being understood that the Tenant shall have no claim against the Landlord, and the Landlord shall have no liability to the Tenant, by reason of any such postponement of said specific date. No part of the premises shall be deemed unavailable for occupancy by the Tenant, nor shall any work which the Landlord is obligated to perform in such part of the premises be deemed incomplete for the purpose of any adjustment of fixed rent payable hereunder, solely due to the noncompletion of details of construction, decoration or mechanical adjustments which are minor in character and the noncompletion of which does not materially interfere with the Tenant’s use of such part of the premises.

          The Tenant by entering into occupancy of any part of the premises shall be conclusively deemed to have agreed that the Landlord up to the time of such occupancy had performed all of its obligations hereunder with respect to such part and that such part, except for minor details of construction, decoration and mechanical adjustment referred to above, was in satisfactory condition as of the date of such occupancy, unless within 10 days after such date the Tenant shall give notice to the Landlord specifying the respects in which the same was not in such condition.

          THIRD.  Use of Premises.  The Tenant shall not, except with the prior written consent of the Landlord, use, or suffer or permit the use of, the premises or any part thereof for any purpose other than the use hereinabove specifically mentioned, provided, however anything in this Lease to the contrary notwithstanding, that the portions, if any, of the premises which are identified as toilets or utility areas shall be used by the Tenant only for the purposes for which they are designed and the portions, if any, of the premises which are identified as storage areas shall be used only for storage purposes.

          The Tenant shall not use, or suffer or permit the use of, the premises or any part thereof in any manner or for any purpose or do, bring or keep anything, or suffer or permit anything to be done, brought or kept, therein (including, but not limited to, the installation or operation of any electrical, electronic or other equipment) (i) which would violate any covenant, agreement, term, provision or condition of this Lease or is unlawful or in contravention of the Certificate of Occupancy for the Building, or (ii) which in the reasonable judgment of the Landlord may in any way impair or interfere with any of the Building services or the proper and economic heating, air conditioning, cleaning or other servicing of the Building or the premises or impair or interfere with the use of any of the other areas of the Building by, or occasion discomfort, inconvenience or annoyance to, any of the other tenants of the Building or impair the appearance of the Building; nor shall the Tenant use, or suffer or permit the use of, the premises or any part thereof in any manner, or do, or suffer or permit the doing of, anything therein or in connection with the Tenant’s business or advertising which, in the reasonable judgment of the Landlord, may be prejudicial to the business of the Landlord or the reputation of the Landlord or the Building or reflect unfavorably on the Landlord or the Building or confuse or mislead the public as to any connection or relationship between the Landlord and the Tenant.

          Unless otherwise specifically provided in the Lease, the Tenant, except in each case with the prior written consent of the Landlord, will not use, or suffer or permit the use of, the premises or any part thereof for any of the following purposes, whether or not incidental to the Tenant’s business, namely: (a) manufacturing of any kind, (b) the business of a railroad, an airline, barbering, hairdressing, manicuring or bootblacking, (c) the business of a commercial bank, a savings bank, a savings and loan association, a building and loan association, a trust company or any other business which, under the banking laws of the United States of America or the Slate of New Jersey, may be carried on only by persons, firms or corporations authorized so to do under the provisions of such laws, (d) the business of a dealer or broker in, or underwriter of, stocks, bonds or other securities of any kind whatsoever, (e) the business of publishing, preparing, editing, distributing or selling magazines, books, in-formation services or educational aids except as incidental to the Tenant’s business (f) the retail sale of any item whatsoever, (g) the business of sending or receiving telegrams or cables, (h) an auction of any kind, or (i) the preparation, dispensation or consumption of food or beverages for the general public.

          If any governmental license or permit shall be required for the proper and lawful conduct of any business or other activity carried on in the premises, and if the failure to secure such license or permit would, in any way, affect the Landlord, the Tenant shall procure and thereafter maintain such license or permit, submit the same to inspection by the Landlord, and comply with the terms and conditions thereof.

          FOURTH.  Fixtures, etc.,  Not to be Removed.  All fixtures, equipment, improvements and installations attached to, or built into, the premises at the commencement of or during the term hereof, whether or not installed at the expense of the Tenant or by the Tenant, shall be and remain part of the premises and be deemed the property of the Landlord and shall not be removed by the Tenant, except as otherwise expressly provided in this Lease. All electric, plumbing, heating, sprinkling, dumbwaiter, elevator, pneumatic tube, telephone, telegraph, communication and radio systems, fixtures and outlets, venetian blinds, partitions, railings, gates, doors, vaults, stairs. paneling (including display cases and cupboards recessed in paneling), molding, shelving, radiator enclosures, cork, rubber, linoleum and composition floors, and ventilating, silencing, air conditioning and cooling equipment shall be deemed to be included in such fixtures, equipment, improvements and installations, whether or not attached to or built into the premises. Anything hereinbefore in this Article contained to the contrary notwithstanding, any fixture, equipment, improvement or installation furnished and installed in any pan of the premises (whether or not attached thereto or built therein) at the sole expense of the Tenant (and with respect to which no credit or allowance shall have been granted to the Tenant by the Landlord and which was not furnished and installed in replacement of an item which the Tenant would not be entitled to remove in accordance with this Article) shall be removed from the Building by the Tenant prior to the expiration of the term hereof with respect to such part and, if and to the extent requested by the Landlord (either prior to or not more than 30 days after such expiration), shall be removed from the Building by the Tenant not later than such expiration unless such request is made after such expiration (or is made prior to such expiration and the Tenant acting with reasonable promptness is not able to so remove the same prior to such expiration), in which event the same shall be so removed by the Tenant with reasonable promptness after the receipt of such request. The cost of repairing any damage to the premises or the Building arising from such removal shall be paid by the Tenant upon demand. If any fixture, equipment, improvement or installation which as aforesaid may or is required to be removed by the Tenant is not so removed by the Tenant within the time above specified therefor, then the Landlord may at its election deem that the same has been abandoned by the Tenant to the Landlord, but no such election shall relieve the Tenant of its obligation to pay the cost and expense of removing the same or the cost of repairing damage arising from such removal.

          All the perimeter walls of the premises, any balconies, terraces or roofs adjacent to the premises (including any flagpoles or other installations on said walls, balconies, terraces or roofs), and any space and/or adjacent to the premises used for shafts, stairways, stacks, pipes, conduits, ducts, mail chutes, conveyors, pneumatic tubes,  electric or other utilities, sinks, fan rooms or other Building facilities, and the use thereof, as well as access thereto through the premises (at and for such times as shall not unreasonably interfere with the Tenant’s business) for the purposes of such use and the operation, improvement, replacement, addition, repair, maintenance or decoration thereof, are expressly reserved to the Landlord,

          FIFTH.  Electric Current and Water.  The Landlord and the Tenant shall enter into a supplemental indenture attached to this Lease.

          In the event that the Tenant shall require additional alternating electric current for use in the premises and if, in the Landlord’s judgment, such excess requirements cannot be furnished unless additional risers, conduits, feeders, switchboards and/or appurtenances are installed in the Building, the Landlord, upon request by the Tenant, will proceed with reasonable diligence to install such additional risers, conduits, feeders, switchboards and/or appurtenances provided the same and the use thereof shall be permitted by applicable laws and insurance regulations and shall not cause permanent damage or injury to the Building or the premises or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations or repairs or interfere with or disturb other tenants or occupants of the Building, and the Tenant shall pay all costs and expenses incurred by the Landlord in connection with such installation and shall maintain on deposit with the Landlord such security for the payment by the Tenant of all such costs and expenses as the Landlord shall from time to time request. Except as may be otherwise provided in this Lease, the Tenant shall purchase and install all lamps, starters and ballasts (including replacements thereof) used in the lighting fixtures in the premises, including exit and emergency fixtures.

          Water will be furnished by the Landlord for normal use in lavatory and toilet facilities, if any, in the premises.

          The Landlord shall in no way be liable for any failure, inadequacy or defect in the character or supply of electric curent, water or steam furnished to the premises.

          SIXTH.  Various Covenants.  The Tenant shall:

          (a)  take good care of the premises, keep clean the portions of the premises which the Landlord is not required by this Lease to clean, and pay the cost of making good any injury, damage or breakage (including, without limitation, the cost of removing stains from floors and walls resulting from the preparation, dispensation or consumption of food or beverages or from any other cause) done by the Tenant or by the employees, licensees or invitees of the Tenant, other than any damage with respect to which the Tenant is relieved from liability pursuant to the third paragraph of Article Ninth hereof;

          (b)  observe and comply with the rules and regulations annexed hereto and made a part hereof and such other and further rules and regulations as the Landlord hereafter at any time may make and communicate to the Tenant, and which, in the judgment of the Landlord, shall be necessary or desirable for the reputation, safety, care or appearance of the Building, or the preservation of good order therein, or the operation or maintenance of the Building, or the equipment thereof, or the comfort of tenants or others in the Building, provided, however, that in the case of any conflict between the provisions of this Lease and any such rule or regulation, the provisions of this Lease shall control;

           (c)  permit the Landlord and any mortagee under any of the underlying mortgages, and their representatives, to enter the premises at such hours as shall not unreasonably interfere with the Tenant’s business, for the purposes of inspection and permit them or any of their agents or contractors so to enter for the purpose of complying with any law, order or requirement of any governmental authority or insurance body, or exercising any right reserved to the Landlord under Article Eighth hereof or elsewhere by this Lease;

           (d)  make no claim against the Landlord for any injury or damage to the Tenant or to any other person or for any damage to, or loss (by theft or otherwise) of, or loss of use of, any property of the Tenant or of any other person, irrespective of the cause of such injury, damage or loss, whether or not caused by the negligence of the Landlord, its agents, servants or employees, in the operation or maintenance of the premises of the Building.

          (e)  make no alteration, change, addition, improvement, repair or replacement in, to, or about, the premises, and do no work in such connection, without in each case the prior written consent of the Landlord, and then only by workmen and contractors, and in a manner and upon terms and conditions and at times, approved by the Landlord, and make no contract for nor employ any labor in connection with the maintenance, cleaning or other servicing of the premises without like consent, which consents and approvals shall not be unreasonably withheld; pay as and when the same become due and payable all charges incurred by it in connection with any thereof (it being understood that any such consent or approval may be conditioned upon the Landlord being furnished with such security as it shall reasonably determine to be adequate to insure such payment)’ if any notice or claim of any lien be given or filed by or against the Building or the Land for any work, labor or services performed in, or for any materials, products or equipment used, furnished or manufactured for use in or in connection with the performance of any thereof, promptly discharge or remove the same by payment, bonding, or otherwise; and, not withstanding any such consent or approval, not permit the use of any contractors, workmen, labor, material or equipment in the performance of any thereof if the use thereof, in the Landlord’s judgment, will disturb harmony with any trade engaged in performing any other work, labor or service in or about the Building or contribute to any labor dispute;

          (f)  not violate or permit the violation of any condition imposed by the standard fire insurance policy issued for office buildings in the locality wherein the premises are located, and not do, suffer or permit anything to be done, or keep, suffer or permit anything to be kept, in the premises, which would increase the fire or other casualty insurance rate on the Building or property therein, or which would result in insurance companies of good standing refusing to insure the Building or any such property in amounts and against risks as reasonably determined by the Landlord;

          (g)  permit the Landlord, at reasonable times, to show the premises during Business Hours (as hereinafter defined) to any lessee, or any prospective purchaser, lessee, mortagee or assignee of any mortgage, of the Building and/or the Land, and their representatives, and during the period of 6 months next preceding the date of expiration of the term hereof with respect to any part of the premises similarly show such part to any person contemplating the leasing of all or a portion of the same;

          (h)  at the expiration or any earlier termination of the full term thereof with respect to any part of the premises, terminate its occupancy of and quit and surrender to the Landlord; such part of the premises broom-clean and in as good condition as it was at the commencement of such term, except for ordinary wear and tear.

          (i)  at any time and from time to time upon not less than 10 days’ prior written notice by the Landlord, execute, acknowledge and deliver to the Landlord a statement of the Tenant (or if Tenant is a coporation, an appropriate officer of the Tenant) certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), and the dates to which the fixed rent and additional rent have been paid in advance, if any, and stating whether or not to the best knowledge of the signer of such certificate the Landlord is in default in the keeping, observance or performance of any covenant, agreement, term, provision or condition contained in this Lease and, if so, specifying each such default of which the signer may have knowledge, it being intended that any such statement may be relied upon by any lessee or mortgagee, or any prospective purchaser, lessee, mortgagee or assignee of any mortgage, of the Building and/or the Land; and

          (j)  indemnify, and save harmless, the Landlord and its officers, directors, agents and employees (herein collectively called “the Jndemnitees”)from and against all liability (statutory or otherwise), claims, suits, demands, damages, judgments, costs, interest and expenses (including counsel fees and disbursements incurred in the defense thereof) to which any Indemnitee may be subject or suffer whether by reason of, or by reason of any claim for, any injury to, or death of, any person or persons or damage to property (including any loss of use thereof) or otherwise from or in connection with the use of, or from any work or thing whatsoever done in, any part of the premises (other than by the Landlord or its contractors) during the term of this Lease with respect to such part, or during the period of time, if any, prior to the commencement of such term that the Tenant may have been given access to such part for the purpose of doing work or otherwise, or arising from any condition of the premises due to or resulting from any default by the Tenant in the keeping, observance or performance of any covenant, agreement, term, provision or condition contained in this Lease or from any act or negligence of the Tenant or any of its officers, directors, agents, contractors, servants, employees, licenses or invitees.

(k) The Tenant agrees that it will execute and deliver to any underlying mortgagee, if requested, a subordination and/or attornment agreement in the form provided by the first mortgage.

          SEVENTH.  Assignment, Mortgaging. Subletting, etc.  Except as may be otherwise specifically provided in this Lease, the Tenant covenants and agrees, for the Tenant and its successors, assigns and legal representatives, that neither this Lease nor the term and estate hereby granted, nor any part hereof or thereof, will be assigned, mortgaged, pledged, encumbered or otherwise transferred, and that neither the premises, nor any part thereof, will be encumbered in any manner by reason of any act or omission on the part of the Tenant, or will be used or occupied, or permitted to be used or occupied, or utilized for desk space, for mailing privileges or as a concession, by anyone other than the Tenant, or will be sublet, or offered or advertised for subletting, without the prior written consent of the Landlord in every such case; provided, however, that, if the Tenant is a corporation, (a) the assignment or transfer of this Lease, and the term and estate hereby granted, to any corporation into which the Tenant is merged or with which the Tenant is consolidated (such corporation being hereinafter in this Article called “the Assignee”) without the prior written consent of the Landlord shall not be deemed to be prohibited hereby if, and upon the express condition that, the Assignee shall have executed, acknowledged and delivered to the Landlord and agreement in form and substance satisfactory to the Landlord whereby the Assignee shall agree to be personally bound by and upon all the covenants, agreements, terms, provisions and conditions set forth in this Lease on the part of the Tenant to be kept, observed or performed, and whereby the Assignee shall expressly agree that the provisions of this Article shall, not withstanding such assignment or transfer, continue to be binding upon it with respect to all future assignements and transfers, and (b) the Tenant may, subject to the covenants, agreements, terms, provisions and conditions of this Lease, permit the premises to be used and occupied for the purposes herein specified by any subsidiary of the Tenant without the prior consent of the Landlord.

          The Landlord will, at the request of the Tenant, maintain listings on the Building directory of the names of the Tenant.

          EIGHTH.  Changes or Alterations by Landlord.  The Landlord reserves the right to make such changes, alterations, additions, improvements, repairs or replacements in or to the Building (including the premises) and the fixtures and equipment thereof, as well as in or to the street entrances, halls, passages, elevators, escalators and stairways and other parts of the Building, and to erect, maintain and use pipes, ducts and conduits in and through the premises, all as it may reasonably deem necessary or desirable; provided, however, that there be no unreasonable obstruction of the means of access to the premises or unreasonable interference with the use of the premises. Nothing contained in this paragraph or in Article Sixth hereof shall be deemed to relieve the Tenant of any duty, obligation or liability of the Tenant with respect to making any repair, replacement or improvement or complying with any law, order or requirement of any governmental or other authority.

          The Landlord also reserves the right to change the name or address of the Building at any time.

          NINTH.  Damage by Fire, etc.  If any part of the premises shall be damaged by fire or other casualty, the Tenant shall give prompt notice thereof to the Landlord and the Landlord shall proceed with reasonable diligence, and in a manner consistent with the provisions of the underlying mortgages, to repair such damage, and if any part of the premises shall be rendered untenantable by reason of such damage, the annual fixed rent payable hereunder, to the extent that such fixed rent relates to such part of the premises and such abatement is in excess of the annual rate of any other existing abatement of fixed rent relating thereto under any other covenant, agreement, term, provision or condition of this Lease, shall be abated for the period from the date of such damage to the date such part of the premises shall have been made tenantable or to such earlier date upon which the full term of this Lease with respect to such part of the premises shall expire or terminate, unless (a) the Landlord, at the Landlord’s option, shall make available to the Tenant, during the period of such repair, other space in the Building or a building in the vicinity of the premises reasonably suitable for the temporary carrying on of the Tenant’s business, or (b) such fire or other casualty shall have resulted from the negligence of the Tenant or the employees, licenses or invitees of the Tenant. The Landlord shall not be liable for any incovenience or annoyance to the Tenant or injury to the business of the Tenant resulting in any way from such damage or the repair thereof. The Tenant understands that the Landlord will not carry insurance of any kind on the Tenant’s goods, furniture or furnishings or on any fixtures, equipment, improvements, installations or appurtenances removable by the Tenant as provided in this Lease, and that the Landlord shall not be obligated to repair any damage thereto or replace the same.

          If substantial alteration or reconstruction of the Building shall, in the opinion of the Landlord, be reasonably required as a result of damage by fire or other casualty (whether or not the premises shall have been damaged by such fire or other casualty), then this Lease and the term and estate hereby granted may be terminated by the Landlord by its giving to the Tenant written notice specifying a date, not less than 30 days after the giving of such notice, for such termination. In the event of the giving of such notice of termination, this Lease and the term and estate hereby granted shall expire as of the date specified therefor in such notice with the same effect as if such date were the date hereinbefore specified for the expiration of the full term of the Lease, and the fixed rent payable hereunder shall be apportioned as of such date of termination, subject to abatement, if any, as and to the extent above provided.

          Nothing herein contained shall relieve the Tenant from any liability to the Landlord or to its insurers in connection with any damage to the premises or the Building by fire or other casualty if the Tenant shall be legally liable in such respect.

          TENTH.  Condemnation.  In the event that the whole of the premises shall be lawfully condemned or taken in any manner for any public or quasi-public use, this Lease and the term and estate hereby granted shall forthwith cease and terminate as of the date of vesting of title in such condemnation or taking. In the event that only a part of the premises shall be so condemned or taken, then the term and estate hereby granted with respect to such part of the premises shall forthwith cease and terminate as of the date of vesting of title in such condemnation or taking and the annual fixed rent payable hereunder, to the extent that such fixed rent relates to such part of the premises and such abatement is in excess of the annual rate of any other existing abatement of fixed rent relating thereto under any other covenant, agreement, term, provision or condition of this Lease, shall be abated for the period from the date of such vesting of title to the date specified in this Lease for the expiration of the full term of this Lease with respect to such part of the premises. In the event that only a part of the Building shall be so condemned or taken, then (a) if substantial alteration or reconstruction of the Building shall, in the opinion of the Landlord, be necessary or desirable as a result of such condemnation or taking (whether or not the premises be affected), this Lease and the term and estate hereby granted may be terminated by the Landlord by its giving to the Tenant, written notice specifying a date, not less than 30 days after the giving by the Landlord of such notice, for such termination, and (b) if such condemnation or taking shall be of a substantial part of the premises or of a substantial part of the means of access thereto, this Lease and the term and estate hereby granted may be terminated by the Tenant by its giving to the Landlord, within 60 days following the date upon which the Tenant shall have received notice of such vesting of title, written notice specifying a date, not less than 30 days after the giving by the Tenant of such notice, for such termination, or (c) if neither the Landlord nor the Tenant elects to terminate this Lease, as aforesaid, this Lease shall be and remain unaffected by such condemnation or taking, except that this Lease and the term and estate hereby granted with respect to the part of the premises so condemned or taken shall expire on the date of such vesting of title to such part and except that the fixed rent payable hereunder shall be abated to the extent, if any, hereinabove provided in this Article. In the event that only a part of the premises shall be so condemned or taken and this Lease and the term and estate hereby granted with respect to the remaining portion of the premises are not terminated as hereinbefore provided, the Landlord will proceed with reasonable diligence to restore the remaining portion of the premises as nearly as practicable to the same condition as it was in prior to such condemnation or taking.

          The termination of this Lease and the term and estate hereby granted in any of the cases hereinabove provided shall be with the same effect as if the date of such termination were the date hereinbefore specified for the expiration of the full term of this Lease, and the fixed rent payable hereunder shall be apportioned as of such date of termination.

          In the event of any condemnation or taking hereinabove mentioned of-all-or a part of the Building, the Landlord shall be entitled to receive the entire award in the condemnation proceeding, including any award made for the value of the estate vested by this Lease in the Tenant, and the Tenant hereby expressly assigns to the Landlord any and all right, title and interest of the Tenant now or hereafter arising in or to any such award or any part thereof, and the Tenant shall be entitled to receive no part of such award; provided, however, that nothing herein contained shall be deemed to preclude the Tenant from intervening for the Tenant’s own interest in any such condemnation proceeding to claim or receive from the condemning authority any compensation to which the Tenant may otherwise lawfully be entitled in such case in respect of property owned by the Tenant and removable by it under Article Fourth hereof.

          The provisions of this Article shall not be applicable to any condemnation or taking for governmental occupancy for a limited period.

          ELEVENTH.  Compliance with Laws.  The Tenant shall comply with all laws and ordinances, and all rules, orders and regulations of all governmental authorities and of all insurance bodies, at any time duly issued and in force, applicable to the premises or any part thereof, to the Tenant’s use thereof or to the Tenant’s keeping, performance or observance of any covenant, agreement, term, provision or condition of this Lease, except that the Tenant shall not hereby be under any obligation to comply with any law, ordinance, rule, order or regulation requiring any structural alteration of the premises unless such structural alteration is by reason at either (i) a condition which has been created by, or at the instance of, the Tenant, or (ii) a breach of any covenant. agreement, term, provision or condition hereof on the part of the Tenant to be kept, observed or performed. Where any structural alteration of the premises is required by any such law, ordinance, rule, order or regulation, and the Tenant is not under any obligation to make such alteration, then the Landlord shall have the option of making such alteration or of terminating this Lease and the term and estate hereby granted by giving to the Tenant not less than 30 days’ prior notice of such termination; provided, however, that, if within 15 days after the giving by the Landlord of its notice of termination as aforesaid, the Tenant shall request the Landlord to make such alteration at the cost and expense of the Tenant, then such notice of termination shall be ineffective and, in such case, the Landlord shall proceed with reasonable diligence to make such alteration and the Tenant agrees to pay to the Landlord all costs and expenses incurred by the Landlord in making such alteration and to maintain on deposit with the Landlord such security for the payment by the Tenant of all such costs and expenses as the Landlord shall from time to time request.

          In the event that a notice of termination shall be given by the Landlord under the provisions of this Article and such notice shall not become ineffective as hereinabove provided, this Lease and the term and estate hereby granted shall terminate on the date specified therefor in such notice with the same effect as if such date were the date hereinbefore specified for the expiration of the full term of this lease, and the fixed rent payable hereunder shall be apportioned as of such date of termination.

          TWELFTH.  Accidents to Sanitary and Other Systems.  The Tenant shall give to the Landlord prompt notice of any damage to, or defective condition in, any part or appurtenance of the Building’s sanitary, electrical, heating or other systems serving, located in, or passing through, the premises and the damage or defective condition shall be remedied by the Landlord with reasonable diligence, but if such damage or defective condition (other than any such damage with respect to which the Tenant is relieved from liability pursuant to the third paragraph of Article Ninth hereof) was caused by, or the use by, the Tenant or by the employees, licensees or invitees of the Tenant, or is with respect to any fixture, equipment, improvement or installation removable by the Tenant as provided in Article Fourth hereof, the cost of the remedy thereof shall be paid by the Tenant upon demand. The Tenant shall not be entitled to claim any damages arising from any such damage or defective condition. The Tenant shall not be entitled to claim any eviction by reason of any such damage or defective condition unless the same shall have been caused by the negligence of the Landlord in the operation or maintenance of the premises or the Building and shall have rendered the premises untenantable and the premises shall not have been made tenantable by the Landlord within a reasonable time after notice thereof from the Tenant to the Landlord.

          THIRTEENTH.  Mortgage Subordination.  This Lease and the term and estate hereby granted are and shall be subject and subordinate to the lien of each mortgage which may now or at any time hereafter affect the Building and/or the Land, or the Landlord’s interest therein (all such mortgages being in this Lease collectively called “the underlying mortgages”). The foregoing provisions for the subordination of this Lease and the term and estate hereby granted shall be self-operative and no further instrument shall be required to effect any such subordination; but the Tenant shall, however, upon request by the Landlord, at any time or times execute and deliver any and all instruments that may be necessary or proper to effect such subordination or to confirm or evidence the same, and in the event that the Tenant shall fail to execute and deliver any such instrument the Landlord, in addition to any other remedies, may, as the agent or attorney-in-fact of the Tenant, execute and deliver the same, and the Tenant hereby irrevocably constitutes and appoints the Landlord the Tenant’s agent and attorney-in-fact for such purpose.

          If the Landlord’s interest in the Building and the Land shall be sold or conveyed to any person, firm or corporation upon the exercise of any remedy provided for in any underlying mortgage or by law or equity, such person, firm or corporation and each person, firm or corporation thereafter succeeding to its interest in the Building and the Land (i) shall not be liable for any act or omission of the Landlord under this Lease occurring prior to such sale or conveyance, (ii) shall not be subject to any offset, defense or counterclaim accruing prior to such sale or conveyance, (iii) shall not be bound by any payment prior to such sale or conveyance of fixed rent or additional rent for more than one month in advance (except prepayments in the nature of security for the performance by the Tenant of its obligations hereunder), and (iv) shall be liable for the keeping, observance and performance of the other covenants, agreements, terms, provisions and conditions to be kept, observed and performed by the Landlord under this Lease only during the period such person, firm or corporation shall hold such interest.

          FOURTEENTH. Notices.  Any notice, consent, approval, request, communication, bill demand or statement provided for hereunder by either party to the other party shall be in writing and shall be deemed to have been duly given if delivered personally to such other party or mailed in a postpaid envelope (registered, certified or otherwise, with or without return receipt) addressed to such other party, which address for the Landlord shall be as above set forth and for the Tenant shall be the premises (or the Tenant’s address as above set forth if mailed prior to the Tenant’s occupancy of the premises), or if the address of such other party for notices shall have been duly changed as hereinafter provided, if so mailed to such other party at such changed address. Either party may at any time change its address by delivering or mailing as aforesaid, to the other party a notice stating the change and setting forth the changed address. If the term  “Tenant” as used in this Lease refers to more than one person, any notice, consent, approval, request, communication, bill, demand or statement given as aforesaid to any one of such persons shall be deemed to have duly given to the Tenant.

          FIFTEENTH.  Conditions of Limitation-Tenant Defaults.  This Lease and the term and estate hereby granted are subject to the limitation that:

          (a)  in case the Tenant shall make an assignment of its property for the benefit of creditors or shall file a voluntary petition under any bankruptcy or insolvency law, or an involuntary petition under any bankruptcy or insolvency law shall be filed against the Tenant and such involuntary petition is not dismissed within 60 days after the filing thereof.

           (b)  in case a petition is filed by or against the Tenant under the Reorganization provisions of the United States Bankruptcy Act or under the provisions of any law of like import, unless such petition be one filed against the Tenant and which is dismissed within 60 days after its filing.

(c) in case the Tenant shall file a petition under the Arrangement provisions of the United States Bankruptcy Act or under the provisions of any law of like import.

          (d)  in case a permanent receiver, trustee or liquidator shall be appointed for the Tenant or of or for the property of the Tenant, and such receiver, trustee or liquidator shall not have been discharged within 60 days from the date of his appointment.

           (e)  in case the Tenant shall default in the payment of any fixed rent or additional rent on any date upon which the same becomes due, or shall default in furnishing to the Landlord any statement required to be furnished by the Tenant to the Landlord for use as a basis in computing any percentage rent payable.

           (f)  in case the Tenant shall default in the due keeping, observance or performance of any covenant, agreement, term, provision or condition of Article Third or of subparagraph (e) or (f) of Article Sixth hereof on the part of the Tenant to be kept, observed or performed and if such default shall continue and shall not be remedied by the Tenant within 10 days after the Landlord shall have given to the Tenant a notice specifying the same.

           (g)  in case the Tenant shall default in the due keeping, observance or performance of any covenant, agreement, term, provision or condition of this Lease (other than a default of the character referred to in subparagraph (e) or (f) of this Article), and if such default shall continue and shall not be remedied by the Tenant within 30 days after the Landlord shall have given to the Tenant a notice specifying the same, or, in the case of such a default which for causes beyond the Tenant’s control cannot with due diligence be cured within said period of 30 days, if the Tenant (i) shall not, promptly upon the giving of such notice, give the Landlord notice of the Tenant’s intention to duly institute all steps necessary to remedy such default, (ii) shall not duly institute and thereafter diligently prosecute to completion all steps hereunder, necessary to remedy the same, or (iii) shall not remedy the same within a reasonable time after the date of the giving of said notice by the Landlord.

          (h)  in case any event shall occur or any contingency shall arise whereby this Lease or the estate hereby granted or the unexpired balance of the full term hereof would, by operation of law or otherwise, devolve upon or pass to any person, firm or corporation other than the Tenant except as permitted under Article Seventh hereof, or whenever the Tenant shall desert or abandon the premises or the same shall become vacant (whether the keys be surrendered or not and whether the rent be paid or not), or

          (i)  in case any other lease held by the Tenant from the Landlord shall expire or terminate (whether or not the term thereof shall then have commenced) as a result of the default of the Tenant thereunder or of the occurrence of an event as therein provided (other than by expiration of the full term thereof or pursuant to a cancellation or termination option therein contained or pursuant to provisions similar to those contained in the first sentence of Article Tenth hereof).

then in any of said cases this Lease and the term and estate hereby granted (whether or not the term shall theretofore have commenced) shall terminate, but the Tenant shall remain liable for damages as provided in this Lease or pursuant to law. If the term “Tenant”, as used in this Lease, refers to more than one person, then, as used in this Article, said term shall be deemed to include all of such persons or any one of them; if any of the obligations of the Tenant under this Lease is guaranteed, the term “Tenant”, as used in subparagraphs (a), (b), (c), (d), and (i) of this Article, shall be deemed to include also the guarantor or, if there be more than one guarantor, all or any one of them: and if this Lease shall have been assigned, the term “Tenant”, as used in subparagraphs (a) to (i). inclusive, of this Article, shall be deemed to include the assignee and the assignor or either of them under any such assignment unless the Landlord shall, in connection with such assignment, release in writing the asignor from any further liability under this Lease, in which event the term “Tenant”, as used in said subparagraphs, shall not include the assignor so released.

          SIXTEENTH. Re-entry, by Landlord.  If this lease shall terminate as in Article Fifteenth hereof provided, or if the Tenant shall default in the payment of any fixed rent or additional rent on any date upon which the same becomes due, the Landlord or the Landlord’s agents and servants may immediately or at any time thereafter re-enter into or upon the premises, or any part thereof in the name of the whole, either by summary disposes proceedings or by any suitable action or proceeding at law, without being liable to indictment, prosecution or damages therefor, and may repossess the same, and may remove any persons therefrom, to the end that the Landlord may have, hold and enjoy the premises again as and of its first estate and interest therein. The words “re-enter”, “re-entry” and “re-entering” as used in this Lease are not restricted to their technical legal meanings. In addtion, the Landlord or the Landlord’s agents and servants may, immediately or at any time thereafter, cease to provide (i) the electrical current to the premises provided in Article Fifth and the Electric Supplemental Indenture and (ii) the cleaning services to the premises provided in Article Twentieth and Rules and Regulations thereunder.

          In the event of any termination of this Lease under the provisions of Article Fifteenth hereof or in the event of the termination of this Lease by or under any summary dispossess or other proceeding or action or other measure undertaken by the Landlord for the enforcement of its aforesaid right of re-entry (any such termination of this Lease being herein called a “Default Termination”), the Tenant shall thereupon pay to the Landlord the fixed rent and additional rent up to the time of such Default Termination and shall likewise pay to the Landlord all such damages which, by reason of such Default Termination, shall be payable by the Tenant as provided in this Lease or pursuant to law. Also in the event of a Default Termination the Landlord shall be entitled to retain all moneys, if any, paid by the Tenant to the Landlord, whether as advance rent or as security for rent, but such monies shall be credited by the Landlord against any fixed rent or additional rent due from the Tenant at the time of such Default Termination or, at the Landlord’s option, against any damages payable by the Tenant as provided in this Lease or pursuant to law.

          In the event of a breach or threatened breach on the part of the Tenant with respect to any of the covenants, agreements, terms, provisions or conditions on the part of or on behalf of the Tenant to be kept, observed or performed, the Landlord shall also have the right of injunction. The specified remedies to which the Landlord may resort hereunder are cumulative and are not intended to be exclusive of any other remedies or means of redress to which the Landlord may lawfully be entitled at any time, and the Landlord may invoke any remedy allowed at law or in equity as if specific remedies were not herein provided for.

          SEVENTEENTH.  Damages.  In the event of a Default Termination of this Lease, the Tenant will pay to the Landlord as damages, at the election of the Landlord, either:

          (a)  a sum which, at the time of such Default Termination, represents the then value of the excess, if any, of (1) the aggregate of the fixed rent and the additional rent under Article Twenty-fourth hereof (if any) which, had this Lease not so terminated, would have been payable hereunder by the Tenant for the period commencing with the day following the date of such Default Termination and ending with the date hereinbefore set for the expiration of the full term hereby granted, over (2) the aggregate rental value of the premises for the same period, or

          (b)  sums equal to the aggregate of the fixed rent and the additional rent under Article Twenty- fourth hereof (if any) which would have been payable by the Tenant had this Lease not terminated by such Default Termination, payable upon the due dates therefor specified herein following such Default Termination and until the date hereinbefore set for the expiration of the full term hereby granted: provided, however, that if the Landlord shall relet all or any part of the premises for all or any part of the period commencing on the day following the date of such Default Termination and ending on the date herein before set for the expiration of the full term hereby granted, the Landlord shall credit the Tenant with the net rents received by the Landlord from such reletting, such net rents to be determined by first deducting from the gross rents as and when received by the Landlord from such reletting the expenses incurred or paid by the Landlord in terminating this Lease and of re-entering the premises and of securing possession thereof, as well as the expenses of reletting, including altering and preparing the premises for new tenants, broker’s commissions, and all other expenses properly chargeable against the premises and the rental therefrom in connection with such reletting, it being understood that any such reletting may be for a period equal to or shorter or longer than said period: provided, further, that (i) in no event shall the Tenant be entitled to receive any excess of such net rents over the sums payable by the Tenant to the Landlord hereunder, (ii) in no event shall the Tenant be entitled, in any suit for the collection of damages pursuant to this subparagraph (b), to a credit in respect of any net rents from a reletting except to the extent that such net rents are actually received by the Landlord prior to the commencement of such suit, and (iii) if the premises or any part thereof should be relet in combination with other space, then proper apportionment on a square foot rentable area basis shall be be made of the rent received from such reletting and of the expenses of reletting.

          For the purposes of subparagraph (a) of this Article, the amount of additional rent which would have been payable by the Tenant under Article Twenty-fourth hereof shall be the same for each computation year as if there had been no default. Suit or suits for the recovery of any damages payable hereunder by the Tenant, or any installments thereof, may be brought by the Landlord from time to time at its election, and nothing contained herein shall be deemed to require the Landlord to postpone suit until the date when the term of this Lease would have expired but for such Default Termination. In any suit or suits for the recovery of damages under this Article, the Landlord shall also recover all of its reasonable attorney’s fees incurred in connection with such suit or suits together with costs and expenses.

          Nothing herein contained shall be construed as limiting or precluding the recovery by the Landlord against the Tenant of any sums or damages to which, in addition to the damages particularly provided above, the Landlord may lawfully be entitled by reason of any default hereunder on the part of the Tenant.

          EIGHTEENTH.  Waivers by Tenant.  The Tenant, for the Tenant, and on behalf of any and all persons, firms and corporations claiming through or under the Tenant, including creditors of all kinds, does hereby waive and surrender all right and privilege which they or any of them might have under or by reason of any present or future law to redeem the premises or to have a continuance of this Lease for the full term hereby demised after the Tenant is dispossessed or ejected therefrom by process of law or under the terms of this Lease or after the expiration or termination of this Lease as herein provided or pursuant to law.

          NINETEENTH.  Tenant’s Removal.  Any personal property which shall remain in any part of the premises after the expiration or termination of the term of this Lease with respect to such part shall be deemed to have been abandoned, and either may be retained by the Landlord as its property or may be disposed of in such manner as the Landlord may see fit: provided, however, that, notwithstanding the foregoing, the Tenant will, upon request of the Landlord, promptly remove from the Building any such personal property.

          If at any time during the last month of the term of this Lease with respect to any part of the premises, such part of the premises shall no longer be occupied by the Tenant in the conduct of its business, the Landlord may, and the Tenant hereby irrevocably grants to the Landlord a license to, enter such part of the premises and make such alterations in and redecorate such part of the premises as the Landlord shall determine in its sole discretion.

          TWENTIETH.  Elevators, Cleaning, Services, etc.  The Landlord will (i) supply passenger elevator service during Business Hours to each floor, above the street floor of the Building, which is served by the Building’s passenger elevators and on which the premises are, or any portion thereof is, located, (ii) supply during Business Hours from November 1 to April 30 heat for the warming of the premises and the public portions of the Building, (iii) supply during Business Hours air conditioning (including cooling during the period from May 1 to October 30 as, in the Landlord’s judgment, may be necessary) and ventilation to all portions of the premises, if any, which are served by the Building’s air conditioning as per air conditioning specifications attached hereto and ventilation systems, and (iv) clean any portion of the premises as provided for in the Cleaning Schedule attached to and made a part of this Lease. In order for such air conditioning system to function properly, the Tenant must lower and close the Venetian blinds on all windows of the premises facing the sun whenever said air conditioning system is in operation and the Tenant will at all times abide with all regulations and requirements which the Landlord may reasonably prescribe for the proper functioning and protection of said air conditioning system. No representation is made by the Landlord with respect to the adequacy or fitness of such air conditioning or ventilation to maintain temperatures as may be required for, or because of, the operation of any computer, data processing or other equipment of the Tenant and where air conditioning or ventilation is required for any such purpose the Landlord assumes no responsibility, and shall have no liability, for any loss or damage however sustained, in connection therewith. Unless otherwise provided in this Lease, “Business Hours”, as used in this Lease, means the generally customary daytime business hours of the Tenant (but not before 8:00 A.M. or after 6:00 P.M.) of days other than Saturdays, Sundays and holidays.

          The Landlord will, when and to the extent reasonably requested by the tenant, in writing, furnish additional elevator, electric, heating, air conditioning, ventilation and/or cleaning services upon such reasonable terms and conditions as shall be determined by the Landlord, including the payment by the Tenant to the Landlord of the Landlord’s reasonable charge therefor. The Tenant will also pay to the Landlord the Landlord’s reasonable charge for (a) any additional cleaning of the premises required because of the carelessness or indifference of the Tenant or because of the nature of the Tenant’s business, and (b) the removal of any of the Tenant’s refuse and rubbish from the premises and the Building, except wastepaper and similar discarded material placed by the Tenant in wastepaper baskets and left for emptying as an incident to the Landlord’s normal cleaning of the premises. If the cost to the Landlord for cleaning the premises shall be increased due to the use of any part of the premises during hours other than Business Hours or due to there being installed in the premises, at the request of or by the Tenant, any materials or finish other than those which are of the standard adopted by the Landlord for the Building, the Tenant shall pay to the Landlord an amount equal to such increase in cost. With reference to after hours air conditioning, ventilation or heating requested by the Tenant, the Tenant shall pay to Landlord as additional rent hereunder a sum equal to $15 per hour for providing heat; and $25 per hour for providing air conditioning, that being intended to cover Landlord’s cost for the power or fuel required to pay for the same. The Tenant agrees to pay as additional rent a sum equal to $7.50 for each hour of any part hereof that Tenant uses the rented premises before or after “Business Hours” as defined in this Lease.

          At any time or times all or any of the elevators in the Building may, at the option of the Landlord, be manual or automatic elevators, and the Landlord shall be under no obligation to furnish an elevator operator or starter for any automatic elevator, but if the Landlord shall at any time or times furnish any elevator operator or starter for any automatic elevator, the Landlord may discontinue furnishing such elevator operator or starter.

          The Landlord reserves the right, without liability to the Tenant and without constituting any claim of constructive eviction, to stop any heating, elevator, lighting, ventilating, air conditioning, power, water, cleaning or other service and to interrupt the use of any Building facilities, at such times as may be necessary and for as long as may reasonably be required by reason of accidents, strikes, the making of repairs, alterations or improvements, inability to secure a proper supply of fuel, steam, water, electricity, labor or supplies, or by reason of any other cause beyond the reasonable control of the Landlord; provided, however, that any such stoppage or interruption for the purpose of making any alteration or improvement shall be made at such times and in such manner as shall not unreasonably interfere with the Tenant’s use of the premises.

          TWENTY-FIRST.  Lease Contains All Agreements—No Waivers.  This lease contains all of the covenants, agreements, terms, provisions, conditions and understandings relating to the leasing of the premises hereunder and the Landlord’s obligations in connection therewith and neither the Landlord nor any agent or representative of the Landlord has made or is making, and the Tenant in executing and delivering this Lease is not relying upon, any warranties, representations, promises or statements whatsoever, except to the extent expressly set forth in this Lease. All understandings and agreements, if any, heretofore had between the parties are merged in this Lease, which alone fully and completely expresses the agreement of the parties.

          The failure of the Landlord to insist in any instance upon the strict keeping, observance or performance of any covenant, agreement, term, provision or condition of this Lease or to exercise any election herein contained shall not be construed as a waiver or relinquishment for the future of such covenant, agreement, term, provision, condition or election, but the same shall continue and remain in full force and effect. No waiver or modification by the Landlord of any covenent, agreement, term, provision or condition of this Lease shall be deemed to have been made unless expressed in writing and signed by the Landlord. No surrender of possession of the premises or of any part thereof or of any remainder of the term of this Lease shall release the Tenant from any of its obligations hereunder unless accepted by the Landlord in writing. The receipt and retention by the Landlord of fixed rent, percentage rent (if any) or additional rent from anyone other than the Tenant shall not be deemed a waiver of the breach by the Tenant of any covenant, agreement, term, provision or condition herein contained, or the acceptance of such other person as a tenant, or a release of the Tenant from the further keeping, observance or performance by the Tenant of the covenants, agreements, terms, provisions and conditions herein contained. The receipt and retention by the Landlord of fixed rent or additional rent with knowledge of the breach of any covenant, agreement, term, provision or condition herein contained shall not be deemed a waiver of such breach.

          TWENTY-SECOND.  Parties Bound.  The covenants, agreements, terms, provisions and conditions of this Lease shall bind and benefit the respective successors, assigns and legal representatives of the parties hereto with the same effect as if mentioned in each instance where a party hereto is named or referred to, except that no violation of the provisions of Article Seventh hereof shall operate to vest any rights in any successor, assignee or legal representative of the Tenant and that the provisions of this Article shall not be construed as modifying the conditions of limitation contained in Article Fifteenth hereof. It is understood and agreed, however, that the covenants and obligations on the part of the Landlord under this Lease shall not be binding upon the Landlord herein named with respect to any period subsequent to the transfer of its interest in the Building, that in event of such transfer said covenants and obligations shall thereafter be binding upon each transferee of such interest of the Landlord herein named, but only with respect to the period ending with a subsequent transfer of such interest, and that lease of the entire interest shall be deemed a transfer within the meaning of this Article.

          TWENTY-THIRD.  Curing Tenant’s Defaults—Additional Rent.  If the Tenant shall default in the keeping, observance or performance of any covenant, agreement, term, provision or condition herein contained, the Landlord, without thereby waiving such default, may perform the same for the account and at the expense of the Tenant. All costs and expenses incurred by the Landlord in connection with any such performance by it for the account of the Tenant and also all costs and expenses, including counsel fees and disbursements incurred by the Landlord in any action or proceeding (including any summary dispossess proceeding) brought by the Landlord to enforce any obligation of the Tenant under this Lease and/or right of the Landlord in or to the premises, shall be paid by the Tenant to the Landlord upon demand. All costs and expenses which, pursuant to this Lease (including the rules and regulations referred to herein) are incurred by the Landlord and payable to it by the Tenant and all charges, amounts and sums payable to the Landlord by the Tenant for any property, material, labor, utility or other services which, pursuant to this Lease or at the request and for the account of the Tenant, arc provided, furnished or rendered by the Landlord shall become due and payable by the Tenant to the Landlord in accordance with the terms of bills therefor to be rendered by the Landlord to the Tenant. If any cost, expense, charge, amount or sum hereinabove in this Article referred to is not paid when due and payable as herein provided, the same shall become due and payable by the Tenant as additional rent hereinunder. If any fixed rent, additional rent, or damages payable hereunder by the Tenant to the Landlord is not paid when due as in this Lease provided, the same shall bear interest at the rate of 2% per month (but in no event at a rate in excess of that permitted by law) from the due date thereof until paid and the amount of such interest shall be deemed additional rent hereunder. In the event of nonpayment by the Tenant of any additional rent becoming due hereunder, the Landlord, in addition to any other right or remedy, shall have the same rights and remedies as in the case of default by the Tenant in the payment of the fixed rent. In the event that the Tenant is in arrears in payment of a fixed rent or additional rent, the Tenant waives the Tenant’s right, if any, to designate the items against which any payments made by the Tenant are to be credited, and the Landlord may apply any payments made by the Tenant to any items the Landlord sees fit, irrespective of and notwithstanding any designation or request by the Tenant as to the items against which any such payments shall be credited. The Landlord reserves the right, without liability to the Tenant and without constituting any claim of constructive eviction, to suspend furnishing or rendering to the Tenant any property, material, labor, utility, or other service, wherever the Landlord is obligated to furnish or render the same at the expense of the Tenant, in the event the Tenant is in arrears in paying the Landlord therefor.

          TWENTY-FOURTH.  Adjustments for Changes in Landlord’s Costs and Expenses.  If the sum of the Square Foot Share of the Real Estate Taxes for any Computation Year (without giving effect to any reduction in such Real Estate Taxes which shall occur after the end of such Computation Year) plus the Square Foot Share of the Cost of Operation and Maintenance for such Computation Year shall be greater (resulting in an excess) or shall be less (resulting in a deficiency) than the sum of the Square Foot Share of the Real Estate Taxes for the Base Year plus the Square Foot Share of the Cost of Operation and Maintenance for the Base Year, then promptly after the Landlord shall furnish the Tenant with an Escalation Statement relating to such Computation Year the Tenant shall, in case of such an excess, pay to the Landlord as additional rent for the premises for such Computation Year, an amount equal to the product obtained by multiplying such excess by the Tenant’s Area or the Landlord shall, in case of such a deficiency, pay to the Tenant an amount equal to the product obtained by multiplying such deficiency by the Tenant’s Area. In no event shall the fixed rent provided for in this Lease be reduced below the amounts set forth in this Lease.

          In order to provide for current payments on account of the additional rent which may be payable to the Landlord pursuant to the first paragraph of this Article for any Computation Year, the Tenant agrees to make such payments on account of said additional rent for and during such Computation Year in 12 monthly installments, each in an amount equal to 1/12th of the amount which would have been payable by the Tenant to the Landlord pursuant to this Article for the period of 12 calendar months immediately preceding such Computation Year if said 12 month period had been a Computation Year falling entirely within the term of this Lease and if there had been no abatement of fixed rent hereunder during such 12 month period (other than an abatement, if any, pursuant to Article Tenth hereof) except that the installments for each such calendar month shall be appropriately adjusted to reflect the Real Estate Taxes actually payable for such month and, as reasonably estimated by the Landlord, the Cost of Operation and Maintenance for such Computation Year, the installment for each calendar month to be due and payable promptly upon the receipt from the Landlord of a bill for the same; it being understood that if, as finally determined, the amount of additional rent payable by the Tenant to the Landlord pursuant to the first paragraph of this Article for such Computation Year shall be greater than (resulting in an underpayment) or be less than (resulting in an overpayment) the aggregate of all the installments so paid on account to the Landlord by the Tenant for such Computation Year, then, promptly after the receipt of the Escalation Statement for such Computation Year and, in performance of its obligations under the first paragraph of this Article, the Tenant shall, in case of such an underpayment, pay to the Landlord an amount equal to such underpayment or the Landlord shall, in case of such an overpayment, pay to the Tenant an amount equal to such overpayment.

          As used in this Article, the words and terms which follow mean the following:

(a) “Base Year”. shall mean the first full year in which Tenant occupies the premises

           (b)  “Computation Year” shall mean each 12 month period commencing with the 13th month of this Lease, in which occurs any part of the term of this Lease and, in the case of a Default Termination of this Lease, in which would have occurred any part of the full term of this Lease except for such Default Termination.

(c) “Tenant’s Area” shall mean the number of square feet in the rentable area of the premises.

(d) “Square Foot Share” shall mean a fraction whose numerator is one and whose denominator is the number of square feet in the rentable area of the entire Building.

           (e)  “Real Estate Taxes” shall mean the taxes and assessments imposed upon the Building and the Land (other than any interest or penalties imposed in connection therewith) and all expenses, including fees of counsel and experts, reasonably incurred by, or reimbursable by, the Landlord in connection with any application for a reduction in the assessed valuation for the Building and/or the Land or for a judicial review thereof, but such term shall not include a special assessment for a public improvement unless such assessment is a citywide or boroughwide assessment. If due to a future change in the method of taxation any franchise, income, profit or other tax shall be levied against the Landlord in substitution in whole or in part for or in lieu of any tax which would otherwise constitute a Real Estate Tax, such franchise, income, profit or other tax shall be deemed to be a Real Estate Tax for the purposes hereof.

          (f)  “Cost of Operation and Maintenance” shall mean the actual cost (including depreciation of all hand tools and other movable equipment which is, or should be, capitalized on the books of the Landlord and the cost of hand tools and other movable equipment which need not be so capitalized, as well as the cost of maintaining all such hand tools and movable equipment) incurred by the Landlord with respect to the operation, maintenance and repair of the Building and the Land the curbs and sidewalks adjoining the same, including, without limitation, the cost incurred for air conditioning; mechanical ventilation; heating; cleaning; rubbish removal; window washing (interior and exterior, including inside partitions); elevators; escalators; porter and matron service; electric current; steam; repairs; maintenance; fire, extended coverage, boiler, sprinkler, apparatus, public liability and property damage insurance; supplies; wages, management fees, salaries, disability benefits, pensions, hospitalization, retirement plans and group insurance respecting service and maintenance employees; uniforms and working clothes for such employees and the cleaning thereof; expenses imposed pursuant to any collective bargaining agreement with respect to such employees; payroll, social security, unemployment and other similar taxes with respect to such employees, sales, use and other similar taxes; water rates; and sewer rents; provided, however, that the term “Cost of Operation and Maintenance” shall not include: (1) any administrative wages and salaries or any other general and administrative overhead of the Landlord, renting commissions, (2) except for depreciation hereinabove provided for in this subparagraph, the cost of any item which is, or should in accordance with sound accounting practice be, capitalized on the books of the Landlord, (3) the cost of any work or service performed in any instance for any tenant of space in the Building (including the Tenant) at such tenant’s cost and expense to the extent that such work or service is in excess of any work or service which the Landlord is obligated to furnish hereunder to the Tenant as the Landlord’s cost and expense, or (4) the cost of any work or service performed for any other tenant of space in the Building at the Landlord’s cost and expense to the extent that such work or service is in excess of any work or service which the Landlord is obligated to furnish hereunder to the Tenant at the Landlord’s cost and expense. If during any period for which the Cost of Operation and Maintenance is being computed, (i) any work or service is performed by the Landlord for any other tenant of the Building at such tenant’s cost and expense, then, but only to the extent that the Landlord is obligated to furnish such work or service hereunder to the Tenant at the Landlord’s cost and expense, such work or service so performed for such other tenant shall be deemed to have been furnished to such other tenant at the Landlord’s cost and expense, or (ii) the Landlord is not for all or any part of such period furnishing any particular work or service (the cost of which if performed by the Landlord would constitute a Cost of Operation and Maintenance) to a portion of the Building due to the fact that such portion is not leased to a tenant or that the Landlord is not obligated to perform such work or service in such portion, then the amount of the Cost of Operation and Maintenance for such period shall be deemed, for the purposes of this Article, to be increased by an amount equal to the additional Cost of Operation and Maintenance which would reasonably have been incurred during such period by the Landlord if it had at its own expense furnished such work or service to such portion.

(g) “Escalation Statement” shall mean a statement setting forth the amount payable by the Tenant or the Landlord, as the case may be, for a specified Computation Year pursuant to this Article.

          In the event that the term commencement date shall be a day other than a January 1 or the date fixed for the expiration of the full term hereof shall be a day other than a December 31, or of any abatement of the fixed rent hereunder pursuant to any provision of this Lease or any termination of this Lease (other than a Default Termination) or of any increase or decrease in the Tenant’s Area, then in each such event, in applying the provisions of this Article with respect to any Computation Year in which the term commencement date, such expiration date, such termination or such increase or decrease in the Tenant’s Area occurred or such rent abatement existed, appropriate adjustments shall be made to reflect the result of such event on a basis consistent with the principles underlying the provisions of this Article, taking into consideration (x) the portion of such Computation Year which shall have elapsed prior to the term commencement date or the date of such expiration, such termination or such increase or decrease in the Tenant’s Area and the Real Estate Taxes relating to such portion and to the balance of such Computation Year, or (y) the period of such rent abatement or increase or decrease in the Tenant’s Area, the portion of the premises to which the same relates.

          In case the Real Estate Taxes for any Computation Year or part thereof shall be reduced after the end of such Computation Year, the Landlord shall refund to the Tenant an amount equal to the amount by which the amount otherwise payable pursuant to the first paragraph of this Article for such Computation Year by the Tenant would have been less or by the Landlord would have been greater if such reduction in Real Estate Taxes had occurred during such Computation Year.

          Landlord’s Escalation Statement for any Computation Year shall be conclusive and binding upon Tenant unless within 30 days after receipt of such Escalation Statement, Tenant shall notify Landlord that it disputes the correctness of the statement, specifying the respects in which the statement is claimed to be incorrect. Pending the determination of such dispute by agreement or otherwise, Tenant shall pay Additional Rent or accept payment from Landlord in accordance with Landlord’s Escalation Statement, and such payment or acceptance shall be without prejudice to Tenant’s position. If the dispute shall be determined in Tenant’s favor, Landlord shall forthwith pay Tenant the amount of Tenant’s overpayment of rents resulting from compliance with Landlord’s Escalation Statement.

          For the purposes of this Lease, the parties stipulate that the Leased Premises are on the Second floor and aggregate 2,572 square feet and that such constitutes 3.7% of the rentable square feet of the building (The Building), of which the Leased Premises are a part. Unless the Tenants takes any additional space, the Tenant’s “Proportionate Share” for the purpose of this Lease shall be deemed to be 3.7%.

          TWENTY-FIFTH.  Parking.  The Tenant shall be permitted, so long as the Tenant is in compliance with all of the covenants, terms and conditions of this Lease, use of 11  ea.  * allocated parking spaces for Tenant’s use. The Landlord shall retain the right to designate or change the designation of the spaces allocated to the Tenant.   *Including one  (1)  assigned under Building.

          TWENTY-SIXTH.  Non-Exclusive Use of Common Areas, Etc.  Tenant shall have the right of non-exclusive use, in common with others, of (a) non-allocated automobile parking areas and driveways (subject to Article Twenty-Fifth hereof): (b) footways; and (c) such loading facilities, elevators and other facilities as may be constructed and designated from time to time by Landlord in the Building, all to be subject to the terms and conditions of the Lease and to reasonable rules and regulations for the use thereof as prescribed from time to time by Landlord.

          TWENTY-SEVENTH.  Brokers.  The Tenant represents that James E.  Hanson, Inc. (Ronald A. Fotiu) and Robert’s Consultants are the only brokers with whom it has dealt in connection with the Leased Premises and the negotiation of this lease. Landlord shall be responsible for the payment of any commission to said Brokers.

          Tenant agrees to indemnify and hold harmless the Landlord from any expense or liability arising out of a claim for commission by any other broker claiming or alleging to have acted on behalf of or to have deals with the Tenant.

          TWENTY-EIGHTH.  Waiver of Certain Provisions of New Jersey Statutes.  Tenant hereby waives the benefit of New Jersey Revised Statutes Title 46, Chapter 8, Sections 6 and 7. Tenant agrees that it will not be relieved of the obligations to pay Basic Rent or Additional Rent in case of damage to or destruction of the Building, except as provided in Article 9 of this Lease.

          TWENTY-NINTH.  Mutual Waiver of Subrogation: Limitation of Landlord’s Liability.

          (a)  Each insurance policy carried by Landlord insuring the Real Property against loss by fire and causes covered by standard coverage, and each insurance policy carried by Tenant and insuring the Leased Premises and its fixtures and contents against loss by fire, water and causes covered by standard extended coverage, shall be written in a manner so as to provide that the insurance company waives all right of recovery by way of subrogation against Landlord or Tenant in connection with any loss or damage covered by such policies. Neither party shall be liable to the other for any loss or damage caused by fire, water or any of the risks enumerated in standard extended coverage insurance, provided such insurance was in effect at the time of such loss or damage.

          (b)  However, if such insurance policies cannot be obtained, or are obtainable only by the payment of an additional premium charge above that charged by companies carrying such insurance without such waiver of subrogation, the party undertaking to carry such insurance shall notify the other party of such fact and such other party shall have a period of ten (10) days after the giving of such notice either to (a) place such insurance in companies which are reasonably satisfactory to the other party and will carry such insurance with waiver of such subrogation, or (b) agree to pay such additional premium if such policy is obtainable at additional cost; and if neither (a) nor (b) is done, this Article shall be null and void for so long as either such insurance cannot be obtained or the party in whose favor a waiver of subrogation is desired shall refuse to pay the additional premium charge.

           (c)  If the release of either Landlord or Tenant, as set forth in the second sentence of this Article, shall contravene any law with respect to exculpatory agreements, the liability of the party in question shall be deemed not released but shall be deemed secondary to the latter’s insurer.

           (d)  Landlord shall be under no personal liability with respect to any of the provisions of this Lease; and if Landlord is in breach or default with respect to its obligations or otherwise, Tenant shall look solely to the equity of the Landlord in the Real Estate for the satisfaction of Tenant’s remedies. It is expressly understood and agreed that Landlord’s liability under the terms, covenants, conditions and obligations of this Lease shall in no event exceed the loss of its equity in the Real Estate.

          THIRTIETH.  Holding Over.  If Tenant holds possession of the Premises beyond the Termination Date or prior expiration of the Term, Tenant shall become a tenant from month-to-month at DOUBLE the Basic Rent and Additional Rent payable hereunder and upon all other terms and conditions of this lease, and shall continue to be such month-to-month tenant until such tenancy shall be terminated by Landlord and such possession shall cease. Nothing contained in this Lease shall be construed as a consent by Landlord to the occupancy or possession by Tenant of the Premises beyond the Termination Date or prior expiration of the Term, and Landlord, upon said Termination Date or prior expiration of the Term shall be entitled to the benefit of all legal remedies that now may be in force or may be hereafter enacted relating to the speedy repossession of the Premises.

THIRTY-FIRST. Tenant’s Insurance.

          (a)  Tenant covenants to provide on or before the Commencement Date for the benefit of Landlord and Tenant a comprehensive policy of liability insurance protecting Landlord and Tenant against any liability whatsoever occasioned by accident on or about the Leased Premises or any appurtenances thereto. Such policy shall include coverage for Tenant’s contractual duty of indemnification under this Lease. Such policy is to be written by good and solvent insurance companies reasonably satisfactory to Landlord, and the limits of liability thereunder shall not be less than the amount of One Million ($1,000,000.00) Dollars in respect of any one accident, and in the amount of Five Hundred Thousand ($500,000.00) Dollars in respect of property damage. Such insurance may be carried under a blanket policy covering the Premises and other locations of Tenant, it any.

          (b)  Prior to the time such insurance is first required by this Article to be carried by Tenant, and thereafter, at least fifteen (15) days prior to the expiration of any such policy. Tenant agrees to deliver to Landlord either a duplicate original of the aforesaid policy or a certificate evidencing such insurance, provided said certificate contains an endorsement that such insurance may not be cancelled except upon thirty (30) days’  notice to Landlord, together with evidence of payment for the policy.

           (c)  Upon failure at any time on the part of Tenant to procure and deliver to Landlord the policy or certificate of insurance, as hereinabove provided, stamped “Premium Paid” by the issuing company at least fifteen (15) days before the expiration of the prior insurance policy or certificate, if any, or to pay the premiums therefor. Landlord shall be at liberty, from time to time, as often as such failure shall occur, to procure such insurance and to pay the premium therefor, and any sums paid for insurance by Landlord shall be deemed additional rent and Landlord shall have all the remedies provides for in this Lease or by law for the collection of rent. Payment by Landlord of such premium or the carrying by Landlord of any such policy shall not be deemed to waive or release the default of Tenant with respect thereto. Tenant’s failure to provide and keep in force the aforementioned insurance shall be regarded as a Default hereunder entitling Landlord by exercise any or all of the remedies as provided in the Lease in the event of Default.

THIRTY-SECOND. Landlord’s Right to Move Tenant to Other Space in the Building

          (a)  The Landlord, in its sole discretion, shall have the right from time to time to change the location of the Leased Premises to other space (the “Substitute Leased Premises”) within the Building, subject to the terms and conditions set forth below.

          (b)  The Substituted Leased Premises shall contain a minimum floor area of approximately the same number of square feet as are contained in the Leased Premises; and the square footage of any Common Areas attributable to the Substituted Leased Premises shall be approximately the same as that of the Common Areas attributable to the Leased Premises.

           (c)  If the total square footage comprised by the Substituted Leased Premises and its attributable Common Area should exceed the total of the Leased Premises and its attributable Common Areas, the Tenant shall not be required to pay any increase in the Basic Rent and its “Proportionate Share” shall not be increased. If, however, such total squre footage shall be less, Tenant’s “Basic Rent” and “Proportionate Share” shall be decreased proportionately.

          (d)  The Landlord shall give the Tenant not less than forty-five (45) days prior notice of Landlord’s decision to relocate the Tenant; and the Tenant agrees that no later than forty-five (45) days from the date of its receipt of such notice it shall relocate to the Substituted Leased Premises.

          (e)  The Landlord shall bear and pay for the reasonable cost and expense of any such relocation: provided, however, that the Tenant shall not be entitled to any compensation for damages for any interference with or interruption of its business during or resulting from such relocation. The Landlord shall make reasonable efforts to minimize such interference.

          (f)  In connection with any such relocation the Landlord shall, at its own cost and expense, furnish and install in (or, if practicable, relocate to) the Substituted Leased Premises all walls, partitions, floors, floor coverings, ceilings, fixtures, wiring and plumbing, if any, required for the Tenant’s proper use and occupancy thereof, all of which items shall be comparable in quality to those situated in the Leased Premises.

THIRTY-THIRD. Tenant’s Corporate Authority, Etc.

          (a)  Tenant represents that the undersigned office(s) has(have) been duly authorized to enter into this lease and that the execution and consummation of this lease by Tenant does not and shall not violate any provision of any bylaw agreement, order, judgment, governmental regulation or any other obligation to which Tenant is a party or is subject,

(b) Upon execution hereof, Tenant shall deliver an appropriate certification by its secretary or assistant secretary to the above effect.

          THIRTY-FOURTH.  Modifications Requested by Mortgagee.  In the event that a prospective mortgagee of the premises shall request a change in the language of the terms of this Lease, or the execution of any document in connection therewith, the Tenant agrees to make such change or execute such document provided the same shall not increase the Tenant’s obligations or liabilities under this Lease.

          THIRTY-FIFTH.  Recording.  This Lease shall not be a lien against the premises, the Building or the land. Tenant shall neither record this Lease nor a memorandum of this Lease.

          THIRTY-SIXTH.  Alterations—Burglar Alarms.  Notwithstanding the provisions of Article Eighth, the Tenant may, at its own cost and expense, and in accordance with all applicable rules and regulations, install a burglar alarm system in the demised premises. Upon installation, such system shall become a permanent fixture and may not thereafter be removed from,the premises, unless any part of such system is leased equipment, in which event such leased equipment may be removed on or before the expiration of this Lease; but any damage caused to the premises by the installation or removal thereof shall be promptly repaired at Tenant’s sole expense. The maintenance of such system shall be at Tenant’s expense.

          THIRTY-SEVENTH.  Personal Property Taxes.  Tenant agrees to pay all taxes imposed on the personal property of the Tenant or its use and occupancy of the premises.

          THIRTY-EIGHTH.  Security Deposit.  Tenant, concurrently with the execution of this Lease, has deposited with the Landlord the sum of $  8,359.00, which sum shall be retained by Landlord as security for the payment by Tenant of the rents herein agreed to be paid by Tenant and for the faithful performance by Tenant of the terms and covenants of this Lease. It is agreed that Landlord, at Landlord’s option, may at any time apply said sum or any part thereof towards the payment of the rents and all other sums payable by Tenant under this Lease, and towards the performance of each and every of Tenant’s covenants under this Lease, that such covenants and Tenant’s liability under this Lease shall thereby be discharged only pro tanto; that Tenant shall remain liable for any amounts that such sum shall be insufficient to pay; that Landlord may exhaust any or all rights or remedies against Tenant before resorting to said sum, that nothing herein contained shall require or be deemed to require Landlord so to do; that in the event this deposit shall not be utilized for any such purposes, and such deposit shall be returned by Landlord to Tenant after the expiration of the term of this Lease. Landlord shall not be required to pay Tenant any interest on said security deposit. Tenant agrees not to look to any mortgagee who succeeds to title through foreclosure or deed in lieu for the return of its security deposit unless such mortgagee acknowledged it received the security deposit from Landlord.

          THIRTY-NINTH.  Miscellaneous.

          (a)  Without incurring any liability to the Tenant, the Landlord may permit access to the premises and open the same, whether or not the Tenant shall be present, upon demand of any receiver, trustee, assignee for the benefit of creditors, sheriff, marshal or court officer entitled to, or reasonably purporting to be entitled to, such access for the purpose of taking possession of, or removing, the Tenant’s property or for any other purpose (but this provision and any action by the Landlord hereunder shall not be deemed a recognition by the Landlord that the person or official making such demand has any right or interest in or to this Lease, or in or to the premises), or upon demand of any representative of the fire, police, building, sanitation or other department of the city, state or federal governments.

          (b)  If an excavation shall be made upon any land adjacent to the Building, or shall be authorized to be made, the Tenant shall afford to the person causing or authorized to cause such excavation a license to enter upon the premises for the purpose of doing such works as said person shall deem necessary to preserve the Building from injury or damage, all without any claim for damages or indemnity against the Landlord or diminution or abatement of rent.

          (c)  The Tenant shall not be entitled to exercise any right of termination or other option granted to it by this Lease at any time when the Tenant is in default in the keeping, performance or observance of any of the covenants, agreements, terms, provisions or conditions on its part to be kept, performed or observed under this Lease,

(d) The headings of the Articles of this Lease are for convenience only and are not to be considered in consturing said Articles.

          FORTIETH.  Quiet Enjoyment.  If. and so long as, the Tenant keeps, observes and performs each and every covenant, agreement, term, provision and condition herein contained on the part of the Tenant to be kept, observed and performed, the Tenant shall quietly enjoy the premises without hindrance or molestation by the Landlord or by any other person lawfully claiming the same, subject, however, to the covenants, agreements, terms, provisions and conditions of this Lease and to any underlying mortages to which this Lease is subject and subordinate, as hereinbefore set forth.

          FORTY-FIRST.  Landlord agrees to perform all work and provide all materials to complete the work set forth on the work letter and the plan identified as Suite #210, drawing #210, dated 11/8/99, on Second Floor, showing Tenant’s layout and finishes, attached to and made a part hereof, including all engineering, architect’s or other fees and expenses and provide Tenant with a Certificate of Occupancy at Landlord’s expense. Tenant agrees to pay to Landlord the sum of -0- as its sole contribution to said expense, said sum to be paid at the time of execution of this Lease.

          FORTY-SECOND.  Additional Cost—Base Year.  Any services or requirements involving additional cost to the Landlord not specifically stated in the Lease during the base year, will be considered additional cost of operation and maintenance and payable by the  Tenant to the Landlord. A $ 500,00 Credit for painting front door with the  [ILLEGIBLE]

          FORTY-THIRD.  Recapture on Assignment or Subleting.   Notwithstanding the provisions of Article Seventh of this Lease:

(a) If the Tenant shall desire to sublet all or any portion of the Leased Premises or assign this Lease, it shall first submit in writing to the Landlord:

1)	the names and addresses of the proposed sublessee or assignee;
2)	the terms and conditions of the proposed subletting or assigning;
3)	the nature and character of the business of the proposed sublessee; and
4)

banking, financial and other credit information relating to the proposed sublessee or assignee reasonably sufficient to enable Landlord to determine the proposed sublessee’s or assignee’s financial responsibility.

          (b)  If the nature and character of the business of the proposed sublessee or assignee, and the proposed use and occupancy of the Leased Premises, or any portion thereof by the proposed sublessee or assignee, is in keeping and compatible with the dignity and character of the then use and occupancy of the Building by other tenants, then Landlord agrees not to unreasonably withhold or delay its consent to any such proposed subletting or assignment, provided that Tenant shall, by notice in writing as described above in this Article, advise Landlord of its intention to sublease or assign from, on and after a stated date (which shall not be less than sixty (60) days after date of Tenant’s notice), in which event Landlord shall have the right, to be exercised by giving written notice to Tenant thirty (30) days after receipt of Tenant’s notice, to recapture the space described in Tenant’s notice. Such recapture notice shall, if given, cancel and terminate this Lease with respect to the space therein described as of the date stated in Tenant’s notice. In the event less than all of the Leased Premises are recaptured, Landlord shall be obligated to construct and erect such partitioning as may be required to sever the space retained by Tenant from the space recaptured.

          (c)  If this Lease be cancelled pursuant to the foregoing with respect to less than the entire Leased Premises, the Basic Rent and Tenant’s Proportionate Share shall be adjusted on the basis of the number of square feet retained by Tenant in proportion to the number of square feet originally demised under this Lease, and this Lease, as so amended, shall continue thereafter in full force and effect.

          (d)  In addition to the foregoing requirements, no sublease shall be made if such sublease shall result in an occupancy of more than two (2) tenants, including the Tenant hereunder, or if the sublease shall be for a term of less than two (2) years; unless the unexpired term of this Lease shall be less than two (2) years.

          (e)  Any subletting or assignment hereunder shall not in any event release or discharge Tenant hereunder of or from any liability, whether past, present or future, under this Lease, and Tenant shall continue fully liable hereunder. The sub-tenant or assignee shall agree to assume, comply with and be bound by all of the terms, covenants, conditions, provisions and agreements of this Lease to the extent of the space sublet or assigned; and Tenant shall deliver to Landlord promptly after execution an executed copy of such sublease or assignment and an agreement of assumption or compliance by such subtenant or assignee.

          (f)  Notwithstanding anything to the contrary, any monthly rent or other payment accruing to Tenant as a result of such assignment or sublease which is in excess of the rent payable by Tenant under this lease shall be paid by Tenant to Landlord as additional rent.

          FORTY-FOURTH. Compliance with Environmental Regulations.

                     (a)  If the actions of either Lessor or Lessee or any party claiming under Lessor on the one hand or Lessee on the other hand shall require same, the party whose action (direct or indirect) requires same (“Responsible Party”) shall, at its sole expense, comply with N.J.S.A. 13:lk-6, et seq., Environmental Clean Up Responsibility Act, as amended by the Industrial Site Recovery Act of 1993 (“ISRA”) as same relates to the Premises. The Responsible Party shall, at its own expense, make all submissions to, provide all information to, and comply with all requirements of, the Bureau of Industrial Site Evaluation (the “Bureau”) of the New Jersey Department of Environmental Protection and Engery (“NJDEPE”). Should the Bureau of any other division of NJDEPE determine that a cleanup plan be prepared and that a cleanup be undertaken because of any spills or discharges of hazardous substances or wastes at the Premises which occur during the long term of this Lease, the party or its tenants, subtenants or any of its agents or contractors, whose acts or actions caused the spill or discharge requiring the cleanup shall, at its own expense prepare and submit the required plans and financial assurances, and carry out the approved plans. In the event that Lessor or Lessee, as appropriate, shall promptly provide all information requested by the other for preparation of non-applicability affidavit, an Administrative Consent Order or a Negative Declaration and shall promptly sign such affidavits provided the information contained therein is true and accurate. Lessor and Lessee shall each indemnify, defend and save harmless the other from all fines, suits, procedures, claims and actions of any kind arising out of or in any way connected with such party’s failure to provide all information, make all submissions and take all actions required by the ISRA Bureau or any other division of NJDEPE. The obligations and liabilities under this paragraph shall continue so long as Lessor and Lessee remains responsible for any spills or discharges of hazardous substances or wastes at the Premises which occur during the term of this Lease. The failure to abide by the terms of this paragraph shall be restrainable by injunction. Lessee shall have no responsibility to obtain a “Negative Declaration” or “Letter of Non-Applicability” from the NJDEPE if the reason for obtaining same is in connection with a sale or other disposition of the real estate by Lessor (other than to Lessee or its designees), but Lessee agrees to cooperate with Lessor, at Lessor’s sole cost and expense, in connection with Lessor’s effort to obtain same. In no event, however, shall Lessee be responsible for any such compliance, Administrative Consent Order any costs or expenses of any required cleanup or cleanup plan where the spills or discharges which create the need for such Order, cleanup or plan occurred prior to the term commencement date unless such spill or discharge is caused by Lessee’s acts or actions or those of its contractors, agents or employees.

                     (b)  Within thirty (30) days of the date of the expiration of the term of this Lease or the date of sooner termination hereof, Lessee shall provide to Lessor appropriate evidence of compliance with ISRA and the rules, regulations and directives promulgated in connection therewith and applicable to Lessee’s surrendering the Premises to Lessor and ceasing its operations therein. Evidence of compliance as used in this Lease shall be deemed to include a letter of non-applicability regarding ISRA or a letter of negative declaration issued by the NJDEPE.

                     (c)  Tenant’s SIC No. is___________________________________________________________________

In Witness Whereof, the Landlord and the Tenant have duly executed this Lease as of the day and year first above written.

PARAMUS PLAZA IV ASSOCIATES

[ILLEGIBLE]	By	/s/ MALVERN C. BURROUGHS

Witness		Malvern C. Burroughs	Landlord
Managing Partner

	NU VIM INCORPORATED		SEAL

[ILLEGIBLE]	By	/s/ RICK KUNDRAT

Witness		Rick Kundrat,	Tenant
Attest:		President & CEO

13-408-3851

Federal I.D. #

ARTICLE FORTY-FIFTH:  Work by Landlord:

1.	Paint partitions & door frames.
2.	Replace carpet with 26 ounce carpet.
3.	Replace vinyl base.
4.	Furnish and install 3’-0” x 7’-0” door from Reception area to Utility (Storage) room.
5.	Furnish and install partition and 3’-0” x 7’-0” door at Conference room.

ELECTRIC SUPPLEMENTAL INDENTURE

Between	PARAMUS PLAZA IV ASSOCIATES	, LANDLORD.

and	NU VIM INCORPORATED	, TENANT.

          1.  Landlord shall supply electrical current to power the building standard heating and air conditioning systems, and the expense thereof is one of Landlord’s Operating Costs for which Tenant may be liable for escalation payments pursuant to paragraph Twenty-Fourth as additional rent.

          2.  (a)  Landlord shall also supply electrical current for the lighting of common areas and other common uses (e.g. elevators), and, unless, and until Landlord, in its sole discretion, should make arrangements to have any leased areas separately metered, including the Leased Premises, Landlord shall supply electrical current for such areas.

               (b)  The expense of electrical current furnished pursuant to paragraph 2(a) above shall be borne by Tenant, based upon a survey of the Leased Premises and its attributable common area set forth in the first paragraph to the total square footage of those portions of the building which are unoccupied or are occupied by tenants for whom separate metering is not provided. The provisions of this paragraph are in addition to any other obligations of the Tenant to pay for electricity or to pay operating expense escalation which include electricity charges.

               (c)  Tenant shall pay its proportionate share of electrical current charges pursuant to paragraph 2(b) as additional rent above within ten (10) days after receipt of a bill therefore from the Landlord.

          3.  Tenant shall not use any equipment which shall place a heavier load on the electrical system of the Landlord than the load for which it was designed.

RULES & REGULATIONS

1.

Tenant shall not obstruct or permit its agents, clerks or servants to obstruct, in any way, the sidewalks, entry passages, corridors, halls, stairways or elevators of the Building, or use the same in any other way than as a means of passage to and from the offices of Tenant; bring in, store, test or use any materials in the Building which could cause a fire or any explosion or produce any fumes or vapor; make or permit any improper noises in the Building; smoke in the elevators; throw substances of any kind out of the window or doors, or down the passages of the Building, or in the halls or passageways; sit on or place anything upon the window sills; or clean the windows.

2.

Waterclosets and urinals shall not be used for any purpose other than those for which they are constructed; and no sweepings, rubbish, ashes, newspaper or any other sustances of any kind shall be thrown into them. Waste and excessive or unusual use of electricity or water is prohibited.

3.

The windows, doors, partitions and lights that reflect or admit light into the halls or other places of the Building shall not be obstructed. NO SIGNS, ADVERTISEMENTS OR NOTICES SHALL BE INSCRIBED, PAINTED, AFFIXED OR DISPLAYED IN, ON, UPON OR BEHIND ANY WINDOWS, except as may be required by law or agreed upon by the parties; and no sign, advertisement or notice shall be inscribed, painted or affixed on any doors, partitions or other part of the inside of the Building, without the prior written consent of Landlord. If such consent be given by Landlord, any such sign, advertisement, or notice shall be inscribed, painted or affixed by Landlord, but the cost of the same shall be charged to and be paid by Tenant, and Tenant agrees to pay the same promptly, on demand.

4.

No contract of any kind with any supplier of towels, water, including toilet articles, waxing, rug shampooing, venetian blind washing, furniture polishing, lamp servicing, cleaning of electrical fixtures, removal of waste paper rubbish or garbage, or other like service shall be entered by Tenant, nor shall any vending machine of any kind be installed in the Building, without the prior written consent of Landlord.

5.

When electric wiring of any kind is introduced, it must be connected as directed by Landlord, and no stringing or cutting of wires will be allowed, except with the prior written consent of Landlord, and shall be done only by contractors approved by Landlord.

6.

Landlord shall have the right to prescribe the weight, size and position of all safes and other bulky or heavy equipment and all freight brought into the Building by the Tenant; and also the times of moving the same in and out of the Building; and all such moving must be done under the supervision of the Landlord. Landlord will not be responsible for loss of or damage to any such equipment or freight from any cause; but all damage done to the Building by moving or maintaining any such equipment or freight shall be repaired at the expense of Tenant. All safes shall stand on a base of such size as shall be designated by the Landlord. The Landlord reserves the right to inspect all freight to be brought into the building and to exclude from the Building all freight which violates any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part of.

7.

No machinery of any kind or articles of unusual weight or size will be allowed in the Building, without the prior written consent of Landlord. Business machines and mechanical equipment shall be placed and maintained by Tenant, at Tenant’s expense, in settings sufficient, in Landlord’s judgment, to absorb and prevent vibration, noise and annoyance.

8.

No additional lock or locks shall be placed by Tenant on any door in the Building, without prior written consent of Landlord. Two keys will be furnished Tenant by Landlord; any additional keys requested by Tenant shall be paid for by Tenant. Tenant, its agents and employees, shall not change any locks. All keys to doors and washrooms shall be returned to Landlord at the termination of tenancy, and, in the event of loss of any keys furnished, Tenant shall pay Landlord the cost thereof.

9.

Tenant shall not employ any person or persons other than Landlord’s janitors for the purpose of cleaning the premises, without prior written consent of Landlord. Landlord shall not be responsible to Tenant for any loss of property from the Premises, however, occurring, or for any damage done to the effects of Tenant by such janitors or any of its employees, or by any other person or any other cause. The janitor’s service furnished by Landlord does not include the beating or cleaning of carpets or rugs.

10.	No bicycles, vehicles or animals of any kind shall be brought into or kept in or about the Premises.

11.

The requirements of Tenant will be attended to only upon the application at the office of the Building. Employees of Landlord shall not perform any work for Tenant or do anything outside of their regular duties, unless under special instructions from the office of the Landlord. Landlord agrees to keep Tenant advised at all times of how to contact the Building Manager.

12.	The Premises shall not be used for lodging or sleeping purposes.

13.

Tenant shall not conduct, or permit any other person to conduct any auction on the Premises, manufacture or store goods, wares or merchandise upon the Premises, without the prior written approval of Landlord, except the storage of usual supplies and inventory to be used by Tenant in the conduct of business; permit the Premises to be used for gambling, make any unusual noise in the Building; permit to be played any musical instrument in the Premises; permit to be played any radio, television, recorded or wire music in such a loud manner as to disturb or annoy other tenants; or permit any unusual odors to be produced upon the premises. Tenant shall not occupy or permit any portion of Premises leased to him to be occupied as an office for a public stenographer or for the possession, storage, manufacture or sale of intoxicating beverages, tobacco in any form, or as a barber or manicure shop.

14.

After 6 P.M. until 8 A.M. on Weekdays, and at all hours on Saturdays, Sundays and legal holidays, the Building is closed. Landlord reserves the right to exclude from the Building during such periods all persons who do not present a pass to the Building signed by Tenant. Each Tenant shall be responsible for all persons for whom he issues such pass and shall be liable to Landlord for all acts of such persons.

15.

No awnings or other projections shall be attached to the outside walls of the Building. No curtains, blinds, shades or screens shall be attached or hung in, or used in connection with any window or door of the Premises without the prior written consent of Landlord. Such curtains, blinds and shades must be of a quality, type, design, and color, and attached in a manner approved by Landlord.

16.	Canvassing, soliciting and peddling in the Building are prohibited, and Tenant shall cooperate to prevent the same.

17.

There shall not be used in the Premises or in the Building, either by Tenant or by others, in the delivery or receipt of merchandises, any hand trucks except those equipped with rubber tires and side guards.

18.	Each Tenant, before closing and leaving the premises, shall ensure that all windows are closed and entrance doors locked.

19.

Landlord shall have the right to prohibit any advertising by Tenant which in Landlord’s opinion tends to impair the reputation of the Building or its desirability as a building for offices, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

20.

Landlord hereby reserves to itself any and all rights not granted to Tenant hereunder, including, but not limited to, the following rights which are reserved to Landlord for its purposes in operating the Building:

	(a)	The exclusive right to the use of the name of the Building for all purposes, except that Tenant may use the name as its business address and for no other purpose.

	(b)	The right to change the name or address of the Building, without incurring any liability to Tenant for so doing.

	(c)	The right to install and maintain a sign or signs on the exterior of the building.

	(d)	The exclusive right to use or dispose of the use of the roof of the building.

	(e)	The right to limit the space on the directory of the Building to be alloted to Tenant.

	(f)	The right to grant to anyone the right to conduct any particular business or undertaking in the Building.

21.	No Tenant alterations or work of any type to be constructed without written approval of the Landlord.

GENERAL CLEANING OFFICE AREA

Cleaning Services provided five (5) days per week.

Cleaning hours Monday through Friday, between 5:30 P.M. and before 8:00 A.M. of the following day.

On the last day of the week, the work will be done.after 5:30 P.M. Friday, but before 8:00 A.M. Monday.

No cleaning on Holidays.

Furniture will be dusted and desk tops will be wiped clean. However, desks with loose papers on the top will not be cleaned.

Window sills and baseboards to be dusted and washed when necessary.

Office wastepaper baskets will be emptied.

Cartons or refuse in excess of that which can be placed in wastebaskets will not be removed. Tenants are required to place such unusual refuse in trash cans.

Cleaner will not remove nor clean tea or coffee cups or similar containers: also, if such liquids are spilled in wastebaskets the wastebaskets will be emptied but not otherwise cleaned.

Carpets will be swept nightly and vacuumed weekly.

All closet shelving, coat racks, etc., will be dusted weekly.

Seat cushions on chairs, sofas, et., will be vacuumed weekly.

LAVATORIES

All lavatory floors to be swept and washed with disinfectant nightly.

Tile walls and dividing partitions to be washed and disinfected weekly.

Basins, bowls, urinals to be washed and disinfected daily.

Mirrors, shelves, plumbing work, bright work, and enamel surfaces cleaned nightly.

Waste receptacles and wash dispensaries to be filled with appropriate tissues, towels, soap, supplied by tenant.

MAIN LOBBY ELEVATORS, BUILDING EXTERIOR AND CORRIDORS

Wipe and wash all floors in Main Lobby nightly.

Wipe and/or vacuum elevator floor nightly.

Elevator cab to wiped clean daily and thoroughly cleaned and polished weekly.

Lobby walls, glass, etc., to be wiped clean daily and thoroughly cleaned and polished weekly.

Lobby entrance doors, windows to be washed weekly.

Venetian blinds to be dusted monthly.

MISCELLANEOUS SERVICES

Exterior maintenance of the premises including lawn cutting, snow removal, removal of debris from the lawns, walkways, and parking areas, will be performed by Landlord at appropriate times in accordance with good office park standards.

Keep stairway clean at all times.

Keep Custodian’s Rooms and Mechanical Rooms clean and in orderly condition at all times.

WORK EXCLUDED

Cleaning Services do not include the washing nor polishing, no waxing of furniture, files, cabinets, wastebaskets or other personal property of Tenant. When such work is necessary, Tenant may make necessary arrangements for same directly with Landlord’s cleaning employees.

ADDENDUM TO LEASE

Dated the Eighth day December, 1999

Between	PARAMUS PLAZA IV ASSOCIATES	, Landlord

and	NU VIM INCORPORATED	, Tenant

          Provided the attached Lease is in full force and effect and has not been cancelled pursuant to the provisions thereof and if Tenant shall, during the original term thereof keep and perform each and every covenant, agreement, term and provision therein contained to be performed or observed by Tenant and if Tenant shall throughout the original term thereof actually use and occupy the premises exclusively for the conduct of Tenant’s business, then Tenant may at Tenant’s option, extend the term of the Lease for One (1) additional period of Three (3) years, commencing on the date immediately following the expiration of the original term of the Lease, such option to be exercised by Tenant giving written notice thereof to Landlord not later than two hundred seventy (270) days prior to the expiration of the original term of the Lease. Upon the giving by Tenant to Landlord of such written notice by prepaid certified mail, return receipt requested and the compliance by the Tenant with the foregoing provisions of this Addendum, the Lease shall be deemed to be automatically extended with the same force and effect as if the original term provided therein were to commence on the term commencement date and to end Three _(3) years thereafter upon all the covenants, agreements, terms, provisions and conditions set forth in the Lease except for such covenants, agreements, terms, provisions and conditions as shall be inapplicable or irrelevant to or during said extended term and except that Tenant shall pay the rent as further provided in this Addendum and there shall be no further right of option or renewal.

          If Tenant fails or omits to give Landlord the written notice referred to in the first sentence of this Addendum on or before two hundred seventy (270) days before the end of the base term of the Lease, it shall be deemed, without further notice and without further agreement between the parties hereto that Tenant elected not to exercise the option granted Tenant pursuant to this Addendum to extend the term of the Lease for said additional period.

          The initial fixed rent due and payable for the renewal term will be determined prior to the renewal term as provided below and shall be equal to the “Market Value Rent” as defined below.

     The term “Market Value Rent” shall mean the annual fair market rental value of the Demised Premises as of the Adjusted Rent Commencement Date (taking into account the feet that the escalation bases provided herein are not being changed), but in no event less than the Fixed Annual Rent and Additional Rent payable by Tenant immediately prior to the “Adjusted Rent Commencement Date.” For purposes of this Lease, the term “Market Value Rent” shall mean the fixed rent then being charged to tenants under other leases or offers for leases in the Building owned by Landlord or its affiliates or under common managment with the management company then managing the Building. In addition, beginning on the “Adjusted Rent Commencement Date”, Tenant shall pay, as Additional Rent, in addition to the escalation payments presently provided for under this Lease, its proportionate share of such other escalation payments which Landlord is then charging tenants under other leases or offers for leases in the Building owned by Landlord or its affiliates or under common management with the management company then managing the Building. For purposes hereof, the “Adjusted Rent Commencement Date” shall mean the day of the first option term.

Addendum to Lease

          The initial determination of Market Value Rent shall be made by Landlord. Landlord shall give notice to Tenant of the proposed Market Value Rent within thirty (30) days after Landlord’s receipt of Tenant’s written notice to extend the term of this Lease. Tenant shall have thirty (30) days from Landlord’s notice to review and respond to Landlord’s proposal. If Landlord and Tenant fail to agree upon the Market Value Rent proposed by the Landlord within sixty (60) days after Tenant’s receipt of Landlord’s written notice, then Tenant’s option to extend the term of this Lease will be null and void. During said sixty (60) day period, Landlord and Tenant agree to negotiate in good faith.

PARAMUS PLAZA IV ASSOCIATES

[ILLEGIBLE]	By	MALVERN C. BURROUGHS

As to Landlord		Malvern C. Burroughs,	Landlord
Managing Partner

[ILLEGIBLE]	By	RICK KUNDRAT,

As a Tenant		NU VIM INCORPORATED	Tenant
Rick Kundrat,
President & CEO

ADDENDUM II TO LEASE

Dated the Eighth day of December 1999

Between Paramus Plaza IV Associates, Landlord

and

Nu Vim, Incorporated, Tenant

Notwithstanding anything contained elsewhere in the above referenced lease, the following sections are modified as follows:

SECTION FIRST

The term of this Lease is hereby modified and shall commence on January 1, 2000 and end on December 31, 2002.

SECTION TWENTIETH

The definition of “Business Hours” is expanded to include Saturday mornings from 9 am until noon. Tenant agrees to notify Landlord when Saturday HVAC service will be required.

SECTION TWENTY-FOURTH

The “Landlord’s Costs and Expenses” charge shall not exceed Forty Cents ($.40) per square foot per year for any year of the lease.

SECTION THIRTIETH

The word “DOUBLE” is hereby changed to “ONE HUNDRED AND FIFTY PERCENT”.

SECTION FORTY-SECOND

This section is stricken in its entirety from the lease.

ADDENDUM TO LEASE

The two hundred and seventy (270) days notice period is hereby changed to one hundred and twenty (120) days.

[ILLEGIBLE]	/s/ MALVERN C. BURROUGHS

As to Landlord	Landlord
PARAMUS PLAZA IV ASSOCIATES
Malvern C. Burroughs,
Managing Partner

[ILLEGIBLE]	/s/ RICHARD KUNDRAT

As to Tenant	Tenant
NU VIM, INCORPORATED
Richard Kundrat,
President & CEO